UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/09/2006

Wells Real Estate Investment Trust II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On August 9, 2006, Wells Real Estate Investment Trust II, Inc. (the "Registrant") purchased a four-story office building containing approximately 227,000 rentable square feet (the "11950 Corporate Boulevard Building") for approximately $44.0 million, exclusive of closing costs. The acquisition was funded with net proceeds raised from the Registrant's ongoing public offering and with proceeds from the Registrant's $400.0 million line of credit with Wachovia Bank, N.A. The 11950 Corporate Boulevard Building is located on an approximate 13.2-acre parcel of land at 11950 Corporate Boulevard in Orlando, Florida. The 11950 Corporate Boulevard Building was purchased from 11950 Corporate Owner Corporation, which is not affiliated with the Registrant or Wells Capital, Inc.

The 11950 Corporate Boulevard Building, which was completed in 2001, is entirely leased to Siemens Westinghouse Power Corporation ("Siemens Westinghouse"). Siemens Westinghouse, a subsidiary of the German electronics and electrical engineering group Siemens AG, is headquartered in Orlando, Florida and is the regional business entity in the Americas for Siemens Power Generation's global fossil power generation business. Siemens AG, which is traded on the New York Stock Exchange, has approximately 461,000 employees working to develop and manufacture products, design and install complex systems and projects, and tailor a wide range of services for individual requirements. Siemens AG focuses on the areas of information and communications, automation and control, power, transportation, medical, and lighting. Siemens AG reported a net worth, as of June 30, 2006, of approximately 27.8 billion (in euros). The current annual base rent payable under the Siemens Westinghouse lease, which commenced in April 2001 and expires in June 2011, is approximately $3.2 million. Siemens Westinghouse has the right, at its option, to extend the initial term of its lease for two additional five-year periods.

The Registrant does not intend to make significant renovations or improvements to the 11950 Corporate Boulevard Building in the near term. Management of the Registrant believes that the 11950 Corporate Boulevard Building is adequately insured.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits
       Exhibit No.    Description

       99.1          Summarized Tenant Financial Information

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: August 09, 2006	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Summarized Tenant Financial Data